SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                                 -------------

                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): August 10, 1999

                       RECKSON SERVICE INDUSTRIES, INC.
            (Exact name of Registrant as specified in its Charter)

                                   Delaware

                           (State of Incorporation)

      0-30162                                               11-3383642
(Commission File Number)                             (IRS Employer Id. Number)

           10 East 50th Street                                10022
           New York, New York                              (Zip Code)

(Address of principal executive offices)

                                (212) 931-8000
             (Registrant's telephone number, including area code)



Item 5.           Other Events

     On August 10, 1999, Reckson Service Industries, Inc. ("RSI") acquired a 53% economic interest (45% on a fully diluted basis) in eSourceOne, Inc. ("eSourceOne") for a purchase price of $15 million. eSourceOne is a recently formed Internet-based employee benefits and human administration outsourcing company targeting small and medium-size businesses.

     RSI acquired Series A Preferred Stock of eSourceOne which is convertible into shares of common stock of eSourceOne. The preferred stock will convert automatically in the event eSourceOne completes an initial public offering within certain parameters. RSI is also committed to invest an additional $7.5 million in connection with a future equity funding. RSI also entered into a Stockholders' Agreement and a Registration Rights Agreement in respect of certain governance, voting and stockholder rights, including rights with respect to board representation, rights of first offer with respect to their eSourceOne stock, pre-emptive rights, registration rights and other matters. RSI funded the acquisition through a draw under its credit facility with Reckson Operating Partnership, L.P.

Item 7.  Exhibits

         (c)  Exhibits

10.1 Stock Purchase Agreement, dated as of August 10, 1999, by and among eSourceOne, Inc., Reckson Service Industries, Inc. and RSI ESO, Inc.

10.2 Registration Rights Agreement, dated as of August 10, 1999, by and among eSourceOne, Inc., Reckson Service Industries, Inc., RSI ESO, Inc., Elliott S. Cooperstone and H. Thach Pham

10.3 Stockholders' Agreement, dated as of August 10, 1999, by and among eSourceOne, Inc. and certain stockholders

99.1     Press Release


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              RECKSON SERVICE INDUSTRIES, INC.

                             By:  /s/ Scott Rechler
                                  ------------------------------------
                                  Scott Rechler
                                  President and Chief Executive Officer


Date:  September 1, 1999